Exhibit 10.9.1

SCHEDULE 1

FILINGS AND PERFECTION

	FILING REQUIREMENT OR OTHER ACTION	FILING OFFICE
Wells Mid-Horizon Value-Added Fund I, LLC	UCC-1 financing statement	Gwinnett County, Georgia

SCHEDULE 2

COMPANY INFORMATION

EXACT LEGAL NAME	STATE OF ORGANIZATION	FEDERAL EMPLOYER IDENTIFICATION NUMBER	CHIEF EXECUTIVE OFFICE
Wells Mid-Horizon Value-Added Fund I, LLC	Georgia	20-3192853	6200 The Corners Parkway Suite 250 Norcross, Georgia 30092

SCHEDULE 3

DEPOSITARY AND OTHER DEPOSIT ACCOUNTS

EXACT LEGAL NAME	FINANCIAL INSTITUTION	ACCOUNT NUMBER	CONTACT INFORMATION
Wells Mid-Horizon Value-Added Fund I, LLC	LaSalle Bank, National Association	xxxxxx5320	Kim Tines Telephone: (312) 904-0892 Facsimile: (312) 992-1324

ANNEX I

FORM OF JOINDER TO GUARANTY AND COLLATERAL AGREEMENT

This JOINDER AGREEMENT (this “Agreement”) dated as of [            ] is executed by the undersigned for the benefit of LaSalle Bank National Association, as the Administrative Agent (the “Administrative Agent”) in connection with that certain Guaranty and Collateral Agreement dated as of June 30, 2006 among Wells Mid-Horizon Value-Added Fund I, LLC, Wells Management Company, Inc., certain other entities in their capacities as Guarantors, and the Administrative Agent (as amended, restated, supplemented or modified from time to time, the “Guaranty and Collateral Agreement”). Capitalized terms not otherwise defined herein are being used herein as defined in the Guaranty and Collateral Agreement.

Each Person signatory hereto is required to execute this Agreement pursuant to Section 8.16 of the Guaranty and Collateral Agreement.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory hereby agrees as follows:

1.        Each such Person assumes all the obligations of a Guarantor under the Guaranty and Collateral Agreement, guarantees the repayment of the Company Obligations as described in the Guaranty and Collateral Agreement, and agrees that such person or entity is a Guarantor and bound as a Guarantor under the terms of the Guaranty and Collateral Agreement, as if it had been an original signatory to such agreement.

2.        Each such Person hereby makes to the Administrative Agent the representations and warranties set forth in the Guaranty and Collateral Agreement applicable to Guarantors thereunder.

3.        Each such Person’s address for notices under the Guaranty and Collateral Agreement shall be the address of the Company set forth in the Credit Agreement and each such Person hereby appoints the Company as its agent to receive notices hereunder.

4.        This Agreement shall be deemed to be part of, and a modification to, the Guaranty and Collateral Agreement and shall be governed by all the terms and provisions of the Guaranty and Collateral Agreement, with respect to the modifications intended to be made to such agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of each such person or entity enforceable against such person or entity. Each such Person hereby waives notice of the Administrative Agent’s acceptance of the Agreement. Each such Person will deliver an executed original of this Agreement to the Administrative Agent.

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